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                                                                    EXHIBIT 99.3

                [GREENPOINT MORTGAGE FUNDING, INC. LETTERHEAD]

                                 March 30, 2001

Bank One, National Association
1 Bank One Plaza
Suite IlI-0126
Chicago, IL  60670-0126
Attn: Corporate Trust Services

Ambac Assurance Corporation
One State Street Plaza
New York, NY  10004
Attn: Structured Finance Department-MBS

Moody's Investors Service, Inc.
99 Church Street
New York, NY  10004

Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies,
Inc.,
55 Water Street
New York, NY  10041
Attn: Asset Backed Surveillance Department

              RE: GreenPoint Home Equity Loan Trust (Series 1999-2); Annual Statement as to Compliance by the Issuer
                   -----------------------------------------------

Ladies and Gentlemen:

     Pursuant to Section 3.9 of the Indenture with respect to the above-referenced offering and in compliance with the requirements of TIA Section 314(a)(4), the undersigned officer of GreenPoint Mortgage Funding, Inc. (as "Manager") hereby certifies as to the following:

     1. a review of the activities of the Issuer and its performance under the Indenture during the preceding fiscal year since the inception of the trust has been made under the direct supervision of the undersigned officer; and

     2. to the best knowledge of the undersigned officer, based on such review, the Issuer has fulfilled all of its material obligations under the Indenture throughout the applicable period, and there has been no known default in the fulfillment of the Issuer's material obligations throughout such period.


                         [Signature on Following Page]
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                                               Very truly yours

                                               GREENPOINT HOME EQUITY
                                               LOAN TRUST (Series 1999-2);

                                               By: GREENPOINT MORTGAGE FUNDING,
                                                   INC., as Manager



                                               /s/ Nathan Hieter
                                               -------------------------------
                                               Nathan Hieter
                                               Vice President